UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2021, Surgery Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Jefferies LLC acting as representatives of the several underwriters (the “Underwriters”), relating to a public offering (the “Offering”) of 7,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $30.25 per share. In addition, the Company granted the Underwriters an option to purchase up to an additional 1,125,000 shares (the “Optional Shares” and together with the Firm Shares, the “Shares”) of Common Stock at the same price per share as the Firm Shares. Subject to customary closing conditions, the closing of the Offering is expected to take place on February 1, 2021.

The Offering is being made only by means of a prospectus supplement and accompanying prospectus. An automatic shelf registration statement (including a prospectus) was filed with the Securities and Exchange Commission (“SEC”) on January 25, 2021, and became effective upon filing (Registration No. 333-252399) (the “Registration Statement”). A prospectus supplement relating to the Offering was filed with the SEC on January 25, 2021.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation of an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2021, SP Holdco I, Inc., a Delaware corporation (“Holdings”), and Surgery Center Holdings, Inc., a Delaware corporation (the “Borrower”), each a wholly-owned subsidiary of the Registrant, together with certain wholly-owned subsidiaries of the Borrower, entered into an amendment to the credit agreement governing their revolving credit facility (the “Revolver”), dated as of January 27, 2021 (the “Amendment”), with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time, which amended and supplemented the credit agreement, dated as of August 31, 2017, by and among the Borrower, Holdings, certain wholly-owned subsidiaries of the Borrower party thereto from time to time, Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (as amended prior to the date hereof) (the “Credit Agreement”) to provide for an extension of the maturity date of the Revolver to February 1, 2026 and an increase in the outstanding commitments under the Revolver in an amount equal to $50.0 million. The maturity extension and these additional commitments will automatically become operative upon satisfaction by the Borrower of certain conditions precedent set forth in the Amendment, including the closing of the offering of the Firm Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 27, 2021, among Surgery Partners, Inc. and J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2021	Surgery Partners, Inc.

	By:	/s/ Thomas F. Cowhey
Name: Thomas F. Cowhey
Title: Executive Vice President and Chief Financial Officer